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                                                                       EXHIBIT 5

                             HOGAN & HARTSON L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                           Washington, DC  20004-1109
                              (tel.) 202-637-5600
                               (fax) 202-637-5910


                                October 3, 1996





Board of Directors
The Mills Corporation
1300 Wilson Boulevard
Arlington, VA  22209


Ladies and Gentlemen:

         We are acting as counsel to The Mills Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $250,000,000 in aggregate amount of its (i) preferred stock, $.01 par value (the "Preferred Stock"), (ii) shares of common stock, $.01 par value (the "Common Stock"), or
(iii) warrants to purchase Common Stock (the "Common Stock Warrants" and, together with the Preferred Stock and Common Stock, the "Securities"), all of which Securities may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), and applicable Delaware law. We further assume that any Common Stock Warrants will be issued under one or more common stock warrant agreements (each, a "Warrant Agreement"), each to be between the





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Board of Directors
The Mills Corporation
October 3, 1996
Page 2


Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.      An executed copy of the Registration Statement.

         2. The Certificate as certified by the Secretary of State of the State of Delaware on September 30, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

         4. Resolutions of the Board of Directors of the Company adopted on September 26, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments, and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware and Delaware contract law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.





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Board of Directors
The Mills Corporation
October 3, 1996
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                 Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

                 1. When the Registration Statement has become effective under the Act and when a series of the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, and, upon issuance and delivery of such series of Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

                 2. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of such Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

                 3. When the Registration Statement has become effective under the Act and when the Common Stock Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock Warrants will constitute binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Common Stock Warrants are considered in a proceeding in equity or at law).





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Board of Directors
The Mills Corporation
October 3, 1996
Page 4



                 To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a warrant agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

                 The opinion expressed in Paragraph (3) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraph (3), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                Very truly yours,

                                                /s/ Hogan & Hartson L.L.P.

                                                HOGAN & HARTSON L.L.P.